UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 20, 2010

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
 (Address of principal executive offices)

305-328-8662
(Issuer  telephone number)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01: Other Items

On December 20, 2010, we entered into a Loan Extension Agreement (the “ModificationAgreement”) with an effective date as of December 10, 2010, with UTA Capital and other investors (collectively the “Investors” and together with the Company the “Parties”), which agreed to extend and modify the Securities Purchase and Registration Rights Agreement, by and between the Company and the Investors, dated as of January 8, 2010, and as amended effective as of August 12, 2010 (the “Purchase Agreement”).

Pursuant to the Modification Agreement, among other matters, the Maturity Date as defined in the Amended Notes (as amended effective as of August 12, 2010) was extended to January 31, 2011.  In exchange for the Investors’ agreement to extend the Maturity Date of the Amended Notes, the Company agreed amongst other things to issue to the Investors on January 1, 2011 warrants (the “Extension Warrants”), that shall be immediately exercisable for a period of five (5) years following the date of issuance and which shall entitle the Purchasers to purchase up to an aggregate of 60,000 shares of Common Stock at an initial exercise price of $3.75 per share, for cash or on a cashless exercise basis.

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EXHIBITS:

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Loan Extension and Modification Agreement dated effective as of December 10, 2010, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant, Alan Fournier and Frontier PTY Ltd.

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Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

January 7, 2011	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

January 7, 2011	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director

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